Municipal Mortgage & Equity, LLC

621 East Pratt Street
Baltimore, Maryland 21202
T 443.263.2900 F 410.727.5387

March 3, 2008

Synovus Bank
12450 Roosevelt Boulevard,
St. Petersburg, FL 33716
Attn:	Cathy Swanson,
Senior Vice President
Re:	Notice and Request for Waiver

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Completely Restated Loan Agreement, dated as of February 23, 2007, by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MuniMae TEI Holdings, LLC, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation) (the “Agreement”). All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement.

Notice

This correspondence will serve as notice of the matters set forth herein given pursuant to the requirements of Section 11.03 of the Agreement.

As we notified you by the Notice and Request for Waiver, dated November 2, 2007, and by prior communications, our continuing efforts to restate certain of the historical GAAP financial statements of Municipal Mortgage & Equity, LLC (“MuniMae”) and certain other matters have delayed the completion of certain of our 2006 financial statements and periodic reports, as well as the financial statements for certain of our affiliates.

We currently anticipate that we will file our annual report on Form 10-K for fiscal 2006 (the “MuniMae 2006 Form 10-K”) on or before May 31, 2008.         .

As a result and as we have informed you previously, we will be unable to comply with the applicable financial reporting and related covenants set forth in Article VI and Section 6.06 of the Agreement, including, without limitation, such covenants as they apply to the fiscal years 2007 and 2008.

Request for Waiver

We hereby request a waiver of compliance with the above-referenced covenants and any and all Defaults or Events of Default with respect to the matters set forth herein, and such waiver shall be in full force and effect until June 30, 2008; provided as follows: MuniMae shall deliver audited financial statements for MuniMae as well as the MuniMae 2006 Form 10-K on or before May 31, 2008.

This notice is being delivered to you as confirmation of our earlier discussion with you on the topics set forth above and our understanding that this situation dies not present any issues under the Agreement. Please contact us if this is not the case.

Sincerely,

MUNICIPAL MORTGAGE & EQUITY, LLC

By: _/s/ Charles M. Pinckney

Name:	Charles M. Pinckney
Title: Chief Operating Officer

Please indicate your grant of the waivers requested above by signing below and returning a copy of this page to me by e-mail or facsimile.

SYNOVUS BANK

By:	____/s/ Cathy Swanson __________________

	Name:	__Cathy Swanson _________________

	Title:	__ Exec. Vice President_____________

Date:      3-3-08